[LETTERHEAD OF COMTECH]

NEWS RELEASE

                                                           For Immediate Release

Media Contacts:
Fred Kornberg, President and Chief Executive Officer
Robert G. Rouse, Chief Financial Officer
(631) 777-8900
Info@comtechtel.com

                   COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
                  RECORD THIRD QUARTER RESULTS FOR FISCAL 2003

      o     Sales increased by 67% from $29.3 million to $48.8 million

      o Diluted earnings per share increased by 760% from 5 cents to 43 cents

      o     EBITDA increased by 192% from $2.5 million to $7.2 million

Melville, New York - June 5, 2003 - Comtech Telecommunications Corp. (Nasdaq:
CMTL) today reported its results for the three months ended April 30, 2003. Net sales for the three months ended April 30, 2003 were $48.8 million compared to $29.3 million for the three months ended April 30, 2002.

Net income was $3.5 million, or 43 cents per diluted share, and $0.4 million or 5 cents per diluted share, for the three month periods ended April 30, 2003 and 2002, respectively. Earnings before interest, income taxes, depreciation and amortization (EBITDA) increased to $7.2 million for the three months ended April 30, 2003 from $2.5 million for the three months ended April 30, 2002.

Net sales for the nine months ended April 30, 2003 were $122.4 million compared to $90.8 million for the nine months ended April 30, 2002. Net income was $6.1 million, or 77 cents per diluted share, and $1.5 million, or 18 cents per diluted share, for the nine months ended April 30, 2003 and 2002, respectively. EBITDA increased to $15.5 million for the nine months ended April 30, 2003 from $8.1 million for the nine months ended April 30, 2002.

The significant increase in profitability for the three and nine months ended April 30, 2003 reflects additional gross profit on the increased sales, partially offset by higher selling, general and administrative expenses and research and development expenses.

Backlog as of April 30, 2003 was $115.9 million compared to $47.3 million last year and $87.9 million as of January 31, 2003.

Cash as of April 30, 2003 increased to $31.3 million, excluding restricted cash of $4.2 million, primarily as a result of strong cash flow from operations.

In commenting on the Company's performance during the third quarter of fiscal 2003, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, "The third quarter was an outstanding one for Comtech. Sales and earnings were at record levels. We believe our performance continues to validate our strategic plan."

                                    - more -

Mr. Kornberg added, "The third quarter of fiscal 2003 was favorably impacted by strong sales in our mobile data communications services segment due to the acceleration of the Army's rollout of our product in connection with the recent conflict in Iraq. In addition, sales of satellite earth station equipment and over-the-horizon microwave systems in our telecommunications transmission segment were also strong."

Comtech Telecommunications Corp. is an innovative player in domestic and global high-technology markets. Through its operating units, Comtech pursues opportunities in three interrelated market segments: telecommunications transmission, RF microwave amplifiers, and mobile data communications services. In each of these segments, growth has been driven by increasing demand for telecommunications infrastructure and network and messaging services. The Company's specialties include the design and manufacture of advanced products and networks used for transmission of voice, data and video using satellite, over-the-horizon microwave, terrestrial line-of-sight and other wireless communications systems. More than 300 distinct Comtech products are in service in more than 100 countries.

The Company has scheduled an investor conference call for 11:30 AM (ET) on Thursday, June 5, 2003.

Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site, www.comtechtel.com. A replay of the webcast will be available at the same location for 30 days following the conference call. Alternatively, investors can access the conference call by dialing (800) 245-3043 (domestic), or (785) 832-0326 (international) and using the conference I.D. of "Comtech." A replay of the conference call will be available for seven days by dialing (402) 220-0863. In addition, an updated investor presentation will be available on our web site shortly after our conference call.

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the future performance and financial condition of the Company, the plans and objectives of the Company's management and the Company's assumptions regarding such performance and plans that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties, which include the following:

      o the impact of a continued domestic and foreign economic slow-down on the demand for our products and services, particularly in the telecommunications industry;

      o risks associated with our mobile data communications business being in an early stage;

      o our potential inability to keep pace with rapid technological changes;

      o     our backlog being subject to customer cancellation or modification;

      o our sales to the U.S. government being subject to funding, deployment and other risks;

      o     our fixed price contracts being subject to risks;

      o our dependence on component availability, subcontractor availability and performance by key suppliers;

      o     the highly competitive nature of our markets;

      o     our dependence on international sales;

      o the adverse effect on demand for our products and services that would be caused by a decrease in the value of foreign currencies relative to the U.S. dollar;

      o     the potential entry of new competitors in all of our segments;

      o uncertainty whether the satellite communications industry or infrastructure will continue to develop and the market will grow;

      o uncertainty whether the Internet will continue to grow in international markets;

      o the potential impact of increased competition on prices, profit margins and market share for the Company's products and services;

      o the availability of satellite capacity on a leased basis needed to provide the necessary global coverage for our mobile data communications services;

      o whether we can successfully implement our satellite mobile data communications services and achieve recurring revenues for such services; and

      o whether we can successfully combine and assimilate the operations of acquired businesses and product lines.

                                - Tables follow -

                        COMTECH TELECOMMUNICATIONS CORP.
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                 Three Months Ended              Nine Months Ended
                                                      April 30,                      April 30,
                                             ---------------------------    ---------------------------
                                                 2003            2002           2003            2002
                                             ------------    -----------    ------------    -----------

Net sales                                    $ 48,753,000     29,262,000     122,352,000     90,832,000
Cost of sales                                  32,262,000     19,364,000      80,641,000     61,010,000
                                             ------------    -----------    ------------    -----------
          Gross profit                         16,491,000      9,898,000      41,711,000     29,822,000
                                             ------------    -----------    ------------    -----------
Expenses:
    Selling, general and administrative         7,270,000      5,531,000      19,970,000     16,408,000
    Research and development                    3,014,000      2,797,000       9,326,000      8,157,000
    Amortization of intangibles                   488,000        370,000       1,540,000      1,101,000
                                             ------------    -----------    ------------    -----------
                                               10,772,000      8,698,000      30,836,000     25,666,000
                                             ------------    -----------    ------------    -----------

Operating income                                5,719,000      1,200,000      10,875,000      4,156,000
Other expense (income):
   Interest expense                               682,000        692,000       2,059,000      2,348,000
   Interest income                                (66,000)       (90,000)       (187,000)      (370,000)
                                             ------------    -----------    ------------    -----------
Income before provision for income taxes        5,103,000        598,000       9,003,000      2,178,000
Provision for income taxes                      1,633,000        189,000       2,881,000        719,000
                                             ------------    -----------    ------------    -----------
          Net income                         $  3,470,000        409,000       6,122,000      1,459,000
                                             ============    ===========    ============    ===========
Net income per share:
   Basic                                     $       0.46           0.06            0.81           0.20
                                             ============    ===========    ============    ===========
   Diluted                                   $       0.43           0.05            0.77           0.18
                                             ============    ===========    ============    ===========
Weighted average number of common shares
    outstanding - basic computation             7,567,000      7,474,000       7,538,000      7,450,000
Potential dilutive common shares                  474,000        380,000         375,000        459,000
                                             ------------    -----------    ------------    -----------
Weighted average number of common and
   common equivalent shares outstanding
   assuming dilution - diluted computation      8,041,000      7,854,000       7,913,000      7,909,000
                                             ============    ===========    ============    ===========
EBITDA (1)                                   $  7,228,000      2,479,000      15,492,000      8,081,000
                                             ============    ===========    ============    ===========

(1)   Earnings before interest, taxes, depreciation and amortization.

Reconciliation of net income to EBITDA:
    Net income                               $  3,470,000        409,000       6,122,000      1,459,000
    Income taxes                                1,633,000        189,000       2,881,000        719,000
    Net interest expense                          616,000        602,000       1,872,000      1,978,000
    Depreciation and amortization               1,509,000      1,279,000       4,617,000      3,925,000
                                             ------------    -----------    ------------    -----------
    EBITDA                                   $  7,228,000      2,479,000      15,492,000      8,081,000
                                             ============    ===========    ============    ===========

(1) Represents earnings before interest, income taxes, depreciation and amortization. EBITDA is a non-GAAP operating metric used by management in assessing the Company's operating results and ability to meet its debt service requirements. EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

                                [LOGO OF COMTECH]
                        COMTECH TELECOMMUNICATIONS CORP.
                           Consolidated Balance Sheets

                                                                              April 30,         July 31,
                                                                                2003              2002
                                                                            -------------    -------------
                          Assets
Current assets:
   Cash and cash equivalents                                                $  31,297,000       15,510,000
   Restricted cash                                                              4,247,000               --
   Accounts receivable, net                                                    31,675,000       27,435,000
   Inventories, net                                                            32,236,000       33,996,000
   Prepaid expenses and other current assets                                    1,879,000        1,407,000
   Deferred tax asset - current                                                 2,492,000        2,492,000
                                                                            -------------    -------------
                          Total current assets                                103,826,000       80,840,000
   Property, plant and equipment, net                                          12,121,000       11,889,000
   Goodwill and other intangibles with indefinite lives                        17,726,000       17,726,000
   Other intangibles with definite lives, net                                  11,852,000       12,902,000
   Other assets, net                                                              549,000          661,000
   Deferred tax asset - non-current                                             2,568,000        2,568,000
                                                                            -------------    -------------
                          Total assets                                      $ 148,642,000      126,586,000
                                                                            =============    =============
                          Liabilities and Stockholders' Equity
Current liabilities:
   Current installments of long-term debt                                   $   1,983,000               --
   Current installments of capital lease obligations                            1,011,000        1,062,000
   Accounts payable                                                            11,726,000        9,529,000
   Accrued expenses and other current liabilities                              11,754,000        9,686,000
   Customer advances and deposits                                               6,783,000        2,173,000
   Deferred service revenue                                                     8,675,000        4,343,000
   Income taxes payable                                                         5,431,000        2,470,000
                                                                            -------------    -------------
                          Total current liabilities                            47,363,000       29,263,000
   Long-term debt, less current installments                                   26,700,000       28,683,000
   Capital lease obligations, less current installments                           543,000        1,294,000
   Other long-term liabilities                                                     12,000           58,000
                                                                            -------------    -------------
                          Total liabilities                                    74,618,000       59,298,000
Stockholders' equity:
    Preferred stock, par value $.10 per share; shares authorized and
       unissued 2,000,000                                                              --               --
    Common stock, par value $.10 per share; authorized 30,000,000 shares, issued 7,674,345 shares at April 30, 2003 and 7,602,921 shares
         at July 31, 2002                                                         767,000          760,000
    Additional paid-in capital                                                 68,328,000       67,883,000
    Retained earnings (accumulated deficit)                                     5,297,000         (825,000)
                                                                            -------------    -------------
                                                                               74,392,000       67,818,000
    Less:
        Treasury stock (93,750 shares)                                           (185,000)        (185,000)
        Deferred compensation                                                    (183,000)        (345,000)
                                                                            -------------    -------------
                          Total stockholders' equity                           74,024,000       67,288,000
                                                                            -------------    -------------
                          Total liabilities and stockholders' equity        $ 148,642,000      126,586,000
                                                                            =============    =============
Commitments and contingencies

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